INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 25 to Registration Statement No. 33-08054 of
Oppenheimer Limited Term Municipal Fund on Form N-1A of our report dated October 25, 2002, appearing in the
Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights"
in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitee & Touche LLP
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    Deloitte & Touche LLP

Denver, Colorado
November 18, 2002